Callidus Software Announces Preliminary Fourth Quarter Results Ahead of Annual Needham Growth Conference

PLEASANTON, CA -- (Marketwire - January 11, 2011) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), announced today that it expects revenue in the fourth quarter, ended December 31, 2010, to be in the range of $18.7 to $19 million, representing 21% to 23% year over year growth. In the quarter, the company expects to record a GAAP net loss but to be profitable for the second consecutive quarter on a non-GAAP basis excluding stock-based compensation, amortization of acquired intangibles, and restructuring expense. The company also expects cash and investments to increase by approximately $3.4 million to $31.2 million. Callidus announced its expectations ahead of the Annual Needham Growth Conference in the interest of full disclosure. Actual results for the fourth quarter and full year of 2010 will be released at the scheduled earnings call on Thursday, February 3, 2011.

Leslie Stretch, president and CEO, and Ron Fior, senior vice president, finance and operations and CFO, Callidus Software, will present at the Annual Needham Growth Conference at the Palace Hotel in New York, January 12, 2011. The presentation is scheduled for Wednesday, January 12 at 8:40 AM Eastern Time. Mr. Stretch and Mr. Fior will have a full schedule of meetings throughout the day.

An archived audio-recording of the presentation will be available via webcast at http://www.wsw.com/webcast/needham41/cald/

About Callidus Software®

Callidus Software (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Callidus customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales effectiveness. Our award-winning Software-as-a-Service (SaaS) applications set the standard for performance management of a company's sales force and channel partners. Over 2 million employees and channel partners have their performance managed by Callidus Software. For more information, please visit www.callidussoftware.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including estimates of fourth quarter 2010 total revenues, net income (loss), and cash reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential material fluctuations in financial results and growth rates, potential unforeseen liabilities or accounting changes that may affect reported results, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2009 and Form 10-Q for the first, second, and third quarters of 2010, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release until the scheduled quarterly call February 3, 2011.

Non-GAAP Financial Measures

Callidus has provided in this release its expectations regarding non-GAAP net income for the fourth quarter of 2010. Non-GAAP net income is a financial measure that is not prepared in accordance with GAAP. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R), restructuring expense and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©1997-2011 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, and TrueComp Manager are trademarks, service marks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact:
Ron Fior
Callidus Software Inc.
925-251-2205
ir@callidussoftware.com

Press Contact:
Lorna Heynike
Callidus Software Inc.
925-251-2207
pr@callidussoftware.com